                                     EXHIBIT 15





                  ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                 POWER OF ATTORNEY

                                  Gregory A. Boyko
                                    Lynda Godkin
                                  Thomas M. Marra
                                  Lowndes A. Smith

do hereby jointly and severally authorize Lynda Godkin, Marianne O'Doherty, and Leslie T. Soler to sign as their agent, any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the ITT Hartford Life and Annuity Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

   /s/ Gregory A. Boyko                      Dated: October 9, 1997
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     Gregory A. Boyko


   /s/ Lynda Godkin                          Dated: October 9, 1997
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     Lynda Godkin


   /s/ Thomas M. Marra                       Dated: October 9, 1997
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     Thomas M. Marra


   /s/ Lowndes A. Smith                      Dated: October 1, 1997
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     Lowndes A. Smith